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                                                                   EXHIBIT 23(i)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into (a) the Registration Statement on Form S-8 (Registration No. 33-64071) relating to the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039, 33-3985 and 333-76371) of Fortune Brands, Inc. of our report dated February 3, 2000, relating to the consolidated financial statements, which appears in the 1999 Annual Report to Stockholders of Fortune Brands, Inc., which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the consolidated financial statement schedule which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

New York, New York 10010
March 29, 2000